SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report for Event Occurring September 4, 2003

of

ALLIED HOLDINGS, INC.

a Georgia Corporation
IRS Employer Identification No. 58-0360550
SEC File Number 0-22276

160 Clairemont Avenue
Suite 200
Decatur, Georgia 30030
(404) 370-1100

Item 5. Other Events

     Allied Holdings, Inc. (the “Company”) successfully completed an amendment to its senior secured credit facility on September 4, 2003. Ableco Finance LLC (“Ableco”) and Wells Fargo Foothill, Inc., a wholly-owned subsidiary of Wells Fargo & Company, remain as agents of the credit facility. The Amended and Restated Financing Agreement entered into by the Company is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K. On September 4, 2003, the Company issued the press release filed herewith as Exhibit 99.1 to this Current Report on Form 8-K in connection with such Amended and Restated Financing Agreement.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Financial Statements.

None

(b)	Pro Forma Financial Statements.

None

(c)	Exhibits.

10.1	Amended and Restated Financing Agreement, dated as of September 4, 2003, by and among Allied Holdings, Inc., Allied Systems, Ltd. (L.P.), each subsidiary of Allied Holdings, Inc. listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), each of the lenders from time to time party thereto as a Lender, Ableco Finance LLC, as collateral agent, and Wells Fargo Foothill, Inc., as administrative agent.

99.1	Press release dated September 4, 2003.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2003

ALLIED HOLDINGS, INC.

By:	/s/ Daniel H. Popky

Name:	Daniel H. Popky
Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

10.1	Amended and Restated Financing Agreement, dated as of September 4, 2003, by and among Allied Holdings, Inc., Allied Systems, Ltd. (L.P.), each subsidiary of Allied Holdings, Inc. listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), each of the lenders from time to time party thereto as a Lender, Ableco Finance LLC, as collateral agent, and Wells Fargo Foothill, Inc., as administrative agent.

99.1	Press release dated September 4, 2003.